UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

HILLENBRAND, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville, Indiana	47006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 931-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 14, 2025, Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with LSF12 Helix Parent, LLC, a Delaware limited liability company (“Parent”), and LSF12 Helix Merger Sub, Inc., an Indiana corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into Hillenbrand (the “Merger”), with Hillenbrand surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Lone Star Funds (“Lone Star”). Hillenbrand’s board of directors unanimously (i) adopted the Merger Agreement and (ii) resolved to recommend Hillenbrand’s shareholders to approve the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), on the terms and subject to the conditions set forth in the Merger Agreement, each share of Hillenbrand’s Common Stock, without par value (“Common Stock”), issued and outstanding immediately prior to such time, other than shares of Common Stock owned by Hillenbrand, any wholly owned subsidiary of Hillenbrand, Parent, Merger Sub or any other wholly owned subsidiary of Parent (each of which will be cancelled), will be converted into the right to receive $32.00 in cash (the “Merger Consideration”), without interest.

Under the terms of the Merger Agreement:

•

At the Effective Time, each option to purchase shares of Common Stock that is outstanding and unexercised as of the Effective Time, whether vested or unvested (each, a “Company Option”), with a per-share exercise price that is less than the Merger Consideration will be cancelled in consideration for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option, less any required withholding taxes, and each Company Option with a per-share exercise price that is equal to or greater than the Merger Consideration will be cancelled without the payment of consideration.

•

At the Effective Time, each time-vesting restricted stock unit and each vested deferred share granted or deemed purchased pursuant to a Hillenbrand equity incentive or deferred compensation plan (each, a “Company Restricted Stock Unit”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled in consideration for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Stock Unit and (ii) the Merger Consideration, less any required withholding taxes.

•

Subject to certain exceptions, at the Effective Time, each restricted stock unit subject to both time- and performance-based vesting conditions (each, a “Company Performance-Based Restricted Stock Unit”) that is outstanding pursuant to a Hillenbrand equity incentive or deferred compensation plan immediately prior to the Effective Time, whether vested or unvested, will be cancelled in consideration for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Company Performance-Based Restricted Stock Unit (with such number of shares calculated assuming achievement of the applicable performance-based vesting conditions at the greater of target and the actual level of performance) measured through the date immediately prior to the Effective Time and (ii) the Merger Consideration, less any required withholding taxes.

The parties’ respective obligations to consummate the Merger are subject to customary mutual conditions, including (i) the requisite approval by Hillenbrand’s shareholders, (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals, including CFIUS Approval (as defined in the Merger Agreement), and (iii) the absence of any law or order that is in effect and enjoins or otherwise prohibits the Merger. The obligations of Parent and Merger Sub, on the one hand, and Hillenbrand, on the other hand, to consummate the Merger are also subject to customary unilateral conditions, including the accuracy of the other’s representations and warranties and compliance by the other with its obligations under the Merger Agreement (in each case subject to customary materiality qualifiers). The obligations of Parent and Merger Sub to consummate the Merger are further conditioned upon there not having occurred any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

Hillenbrand has made customary representations and warranties and covenants in the Merger Agreement. Among other things, Hillenbrand may not solicit or initiate discussions (and has agreed to cease any existing discussions) with third parties regarding other proposals to acquire Hillenbrand, and has agreed to restrictions on its ability to respond to such proposals. In addition, until the termination of the Merger Agreement or the occurrence of the Effective Time, Hillenbrand has agreed to use commercially reasonable efforts to carry on its business in the ordinary course of business consistent with past practice and to preserve intact its business organization, goodwill and business relationships and has agreed to refrain from taking certain actions without Parent’s consent, subject to specified exceptions. Under the terms of the Merger Agreement, Hillenbrand may not pay dividends on its Common Stock, except that it is permitted to pay one cash dividend on or prior to December 31, 2025 in an amount not to exceed $0.2275 per share.

The Merger Agreement contains specified termination rights for Hillenbrand and Parent, including if (i) the Merger is not consummated on or before 5:00 p.m. (New York City time) on July 14, 2026, subject to certain exceptions, (ii) the requisite approval by Hillenbrand shareholders is not obtained at a duly held meeting, (iii) the other party breaches or fails to perform its representations, warranties, agreements or covenants in a manner that would cause the conditions to the closing of the Merger to not be satisfied and fails to cure such breach within the applicable cure period, subject to certain exceptions, (iv) any law or order is in effect that enjoins or otherwise prohibits the Merger and has become final and non-appealable, subject to certain exceptions, or (v) a CFIUS Turndown (as defined in the Merger Agreement) has occurred, subject to certain exceptions. In addition, (x) Hillenbrand may terminate the Merger Agreement in order to enter into an alternative transaction agreement with respect to a superior proposal or if Parent fails to consummate the transaction when all conditions are satisfied or waived and (y) Parent may terminate the Merger Agreement upon a change in recommendation that Hillenbrand shareholders approve the Merger Agreement by Hillenbrand’s board of directors.

In connection with the termination of the Merger Agreement under specified circumstances, Hillenbrand may be required to pay to Parent a termination fee of $69,000,000, and, under other specified circumstances, Parent may be required to pay Hillenbrand a termination fee of $138,000,000 (the “Parent Termination Fee”).

Parent and Merger Sub have obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Lone Star Fund XII, L.P. (the “Sponsor”) has committed to capitalize Parent at the closing of the Merger with an aggregate equity contribution equal to $1,647,000,000, on the terms and subject to the conditions set forth in its equity commitment letter dated October 14, 2025. In addition, Parent entered into debt commitment letters, dated as of October 14, 2025, with various lenders providing for a commitment by the lenders, subject to conditions customary for transactions such as those contemplated by the Merger Agreement, to provide (i) a $1.885 billion aggregate principal amount senior secured term loan facility, (ii) a $400 million aggregate principal amount senior secured revolving credit facility, (iii) a $500 million aggregate principal amount senior secured bridge loan facility and (iv) a $350 million aggregate principal amount senior secured letter of credit facility.

Concurrently with the execution of the Merger Agreement, Parent and Merger Sub delivered to Hillenbrand a limited guarantee of the Sponsor, pursuant to which the Sponsor agreed to guarantee specified obligations of Parent and Merger Sub under the Merger Agreement, including payment of the Parent Termination Fee.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the copy of the Merger Agreement that is filed as Exhibit 2.1 to this report and which is incorporated herein by reference.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Hillenbrand, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants of Hillenbrand contained in the Merger Agreement have been made only for purposes of the Merger Agreement as of specified dates and (except as expressly set forth in the Merger Agreement) solely for the benefit of the parties to the Merger Agreement; may be subject to qualifications and limitations agreed upon by such parties, including being qualified by information contained in reports filed by Hillenbrand with the U.S. Securities and Exchange Commission (the “SEC”) and by confidential disclosures delivered by Hillenbrand to Parent in connection with the Merger Agreement; were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or reports and other documents filed with the SEC. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Hillenbrand or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Hillenbrand’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Hillenbrand that is or will be contained or incorporated by reference in the proxy statement that Hillenbrand will file with the SEC in connection with the transactions contemplated by the Merger Agreement and in the reports and other documents that Hillenbrand files or has filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 14, 2025, by and among Parent, Merger Sub and Hillenbrand, Inc.

Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

Important Information and Where to Find It

In connection with the proposed transaction between Hillenbrand and Lone Star, Hillenbrand will file with the SEC a proxy statement, the definitive version of which will be sent or provided to shareholders of Hillenbrand. Hillenbrand may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document Hillenbrand may file with the SEC. Investors and security holders are urged to read the proxy statement and any other relevant documents that are filed or will be filed with the SEC, as well as any amendments or supplements to these documents, carefully and in their entirety because they contain or will contain important information about the proposed transaction and related matters. Investors and security holders may obtain free copies of the proxy statement (when it is available) and other documents that are filed or will be filed with the SEC by Hillenbrand through the SEC’s website at https://www.sec.gov, through Hillenbrand’s investor relations website at https://ir.hillenbrand.com or by contacting Hillenbrand’s investor relations team at investors@hillenbrand.com or 812-931-5036.

Participants in the Solicitation

Hillenbrand and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Hillenbrand’s shareholders in connection with the proposed transaction between Hillenbrand and Lone Star. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Information regarding Hillenbrand’s directors and executive officers is contained in Hillenbrand’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on January 7, 2025, in the sections “Proxy Statement Summary,” “Proposal No. 1 – Election of Directors,” “The Board of Directors and Committees,” “Security Ownership of Directors and Management,” “Executive Compensation” and “Compensation of Directors”; in Item 1 of Hillenbrand’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the SEC on November 19, 2024, under the heading “Information About Our Executive Officers”; and in Hillenbrand’s current reports on Form 8-K filed with or furnished to the SEC on February 18, 2025, May 15, 2025 and June 26, 2025. Additional information regarding ownership of Hillenbrand’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents and the other SEC filings described in this paragraph may be obtained free of charge through the SEC’s website at https://www.sec.gov or through Hillenbrand’s investor relations website at https://ir.hillenbrand.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2025	HILLENBRAND, INC.

	By:	/s/ Nicholas R. Farrell
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary